Exhibit 10.4

Amendment to ADA - Cincinnati Lubes

AMENDMENT TO
JIFFY LUBE INTERNATIONAL, INC.
AREA DEVELOPMENT AGREEMENT

THIS AMENDMENT AGREEMENT (the "Amendment" ) is entered into on March
1, 1992 by and between Jiffy Lube International, Inc., a Nevada corporation with its principal place of business at 700 Milam, Houston, Texas 77002 ("JLI"), and Cincinnati Lubes, Inc., a Florida corporation with its principal place of business at 1900 Corporate Blvd., East Building, Suite 302, Boca Raton, Florida 33431 ("Franchisees).

WHEREAS, JLI and Cincinnati Lubes, Inc., or its predecessors, entered into a Jiffy Lube International, Inc. Area Development Agreement on or about March 31, 1987 and certain agreements relating to the Area Development Agreement (hereinafter collectively referred to as the "Development Agreement") ; and

WHEREAS, JLI and Franchisee desire to amend the Area Development
Agreement as set forth in this Amendment;

NOW THEREFORE, the parties agree as follows:

1. Form of Franchise Agreement for Further Development

Notwithstanding anything to the contrary in the Development
Agreement, any franchise agreement executed after the date of this Amendment for a Jiffy Lube service center developed by Franchisee pursuant to the Development Agreement shall incorporate the substantive provisions of the License Agreement Amendment attached as Exhibit A to this Amendment. The franchise agreement shall otherwise be in the form specified by the Development Agreement or, if no form is specified, in the then-current form of franchise agreement prescribed by JLI.

2. Development Obligations

Notwithstanding anything to the contrary in the Development
Agreement, Franchisee's obligation to develop new Jiffy Lube service centers pursuant to the Development Agreement shall be as set forth in Exhibit B to this Amendment. If no Exhibit B is attached to this Amendment, Franchisee's development obligations shall remain as set forth in the Development Agreement.

3. Effect of Amendment

This Amendment constitutes an integral part of the Development
Agreement. Except as explicitly modified or supplemented by this Amendment, the terms of the Development Agreement and any prior written amendments specific to the Development Agreement are hereby ratified and confirmed. Any other prior oral or written agreements that purport to modify or supplement the Development Agreement shall have no further force or effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date indicated above.

JIFFY LUBE INTERNATIONAL, INC.

BY: /s/ Richard A. Holmes

    Richard A. Holmes Vice President

CINCINNATI LUBES, INC.

BY: /s/ Stephen P. Conway

    Stephen P. Conway, President

Each undersigned corporation represents and warrants to JLI that the undersigned corporation is the sole shareholder of Franchisee as of the date of this Amendment and that the officer who has executed this Amendment on behalf of Franchisee is duly authorized to bind Franchisee to the terms of this Amendment.

/s/ Stephen P. Conway
Lucor, Inc. President